EXHIBIT 31.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
As Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Ernest Azua, certify that:

1.           I have reviewed this quarterly report on Form 10-QSB of Lab123, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.           I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and I have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

(b)  omitted;

(c) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5.           I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date:   January 18, 2008

/s/ Ernest Azua

Ernest Azua
Executive Vice President
(Principal Executive Officer and
Principal Financial and Accounting Officer)

The introductory paragraph of the Rule 13a-14(a) certification that refers to the certifying officers’ responsibility for establishing and maintaining internal control over financial reporting for the Company, as well as paragraph 4(b), have been omitted because the compliance period has been extended for small business issuers until the first fiscal year ending on or after December 15, 2007.